As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

REGIONAL MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	979 Batesville Road, Suite B Greer, South Carolina 29651 (Address of principal executive offices, including zip code)	57-0847115 (I.R.S. Employer Identification Number)

REGIONAL MANAGEMENT CORP.

2015 LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective May 20, 2021)

(Full title of the plan)

Catherine R. Atwood

Senior Vice President, General Counsel, and Secretary

Regional Management Corp.

979 Batesville Road, Suite B

Greer, South Carolina 29651

(864) 448-7000

(Name, address, and telephone number, including area code,

of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” a “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Regional Management Corp. (the “Company”) to register an additional 306,690 shares (the “Additional Shares”) of the common stock of the Company, which are securities of the same class and relate to the same employee benefit plan, the Regional Management Corp. 2015 Long-Term Incentive Plan, as amended and restated effective May 20, 2021 (the “2015 Plan”), as those shares registered on the Company’s Form S-8 (the “Prior Registration Statements”) previously filed with the Securities and Exchange Commission (the “Commission”) on (i) April 22, 2015 (Registration No. 333-203566); (ii) March 15, 2017 (Registration No. 333-216714); (iii) May 2, 2017 (Registration No. 333-217598); (iv) August 21, 2020 (Registration No. 333-248245); and (v) May 21, 2021 (Registration No. 333-256375), which are hereby incorporated by reference. The Additional Shares represent shares that were subject to awards granted under the 2015 Plan, the Regional Management Corp. 2011 Stock Incentive Plan (the “2011 Plan”), or the Regional Management Corp. 2007 Management Incentive Plan (the “2007 Plan”) that were forfeited, cancelled, terminated, expired, or lapsed for any reason and are eligible for re-issuance or issuance under the 2015 Plan pursuant to the terms of the 2015 Plan. The Additional Shares were previously registered under the Prior Registration Statements and do not represent an increase in the total number of shares of the Company’s common stock that may be issued pursuant to the 2015 Plan. As permitted by the rules of the Commission, this Registration Statement consists of only those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Certain attorneys of Womble Bond Dickinson (US) LLP beneficially own collectively less than one quarter of one percent (0.25%) of the Company’s outstanding shares of common stock.

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Regional Management Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greer, State of South Carolina, on this 22nd day of February, 2024.

REGIONAL MANAGEMENT CORP.

By: /s/ Robert W. Beck

Robert W. Beck

President and Chief Executive Officer

Each of the undersigned, being a director and/or officer of Regional Management Corp. (the “Company”), hereby nominates, constitutes, and appoints Robert W. Beck and Catherine R. Atwood, or any one of them severally, to be his/her true and lawful attorney-in-fact and agent and to sign in his/her name and on his/her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”) this Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form, and to file any and all amendments, including post-effective amendments, exhibits, and other documents and instruments in connection therewith, to this Registration Statement, making such changes to this Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his/her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of February 22, 2024.

/s/ Robert W. Beck Name: Robert W. Beck	/s/ Harpreet Rana Name: Harpreet Rana
Title: President and Chief Executive Officer and Director (principal executive officer)	Title: Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Steven B. Barnette Name: Steven B. Barnette Title: Vice President and Chief Accounting Officer (principal accounting officer)	/s/ Carlos Palomares Name: Carlos Palomares Title: Chair of the Board of Directors

/s/ Jonathan D. Brown Name: Jonathan D. Brown Title: Director	/s/ Michael R. Dunn Name: Michael R. Dunn Title: Director

/s/ Roel C. Campos Name: Roel C. Campos Title: Director	/s/ Steven J. Freiberg Name: Steven J. Freiberg Title: Director

/s/ Maria Contreras-Sweet Name: Maria Contreras-Sweet Title: Director	/s/ Sandra K. Johnson Name: Sandra K. Johnson Title: Director

EXHIBIT INDEX

Exhibit No.	Description
5.1*	Opinion of Womble Bond Dickinson (US) LLP, as to the legality of the common stock being registered.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of RSM US LLP.
23.3*	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1).
24*	Powers of Attorney (included on the signature page).
99

Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective May 20, 2021), incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 21, 2021.

107*	Filing Fee Table.

______________________

*Filed herewith.